EXHIBIT 99.1

Northwest Bancorporation, Inc. Announces Second Quarter 2008 Financial Information

SPOKANE, Wash., July 22, 2008 (PRIME NEWSWIRE) -- Northwest Bancorporation, Inc. (the "Company") (OTCBB:NBCT), the bank holding company for Inland Northwest Bank (the "Bank"), today reported financial results for the quarter and six months ended June 30, 2008.

Net income for the second quarter of 2008 was $498 thousand, a reduction of $159 thousand, or 24.2%, compared to $657 thousand reported for the second quarter of 2007. Earnings per diluted share for the second quarters of 2008 and 2007 were $0.21 and $0.28, respectively. For the six months ended June 30, 2008, net income was $938 thousand in 2008, compared to $1.152 million in 2007. Earnings per diluted share for the six months ended June 30, 2008 were $0.39, compared to $0.48 for the same period in the prior year. Return on average assets for the first six months of 2008 and 2007 was 0.53% and 0.78%, respectively, and return on average equity for the first six months of 2008 and 2007 was 6.72% and 9.20%, respectively.

Assets as of June 30, 2008 were $368.3 million, an increase of $24.6 million, or 7.2%, compared to December 31, 2007, and an increase of $63.5 million, or 20.8%, compared to June 30, 2007. Deposits at June 30, 2008 were $298.6 million, an increase of $26.1 million, or 9.6%, compared to December 31, 2007 and an increase of $59.0 million, or 24.6% compared to June 30, 2007. Net loans, including loans held for sale, were $315.7 million, an increase of $38.8 million, or 14.0%, over December 31, 2007 and $87.7 million, or 38.4%, compared to June 30, 2007.

Revenue for the Company (defined as net interest income plus non-interest income) increased by 7.0% in the six-month year-to-date period over the same period last year, $7.6 million compared to $7.1 million. Net interest income improved by $444 thousand and non-interest income improved by $106 thousand in the six months ended June 30, 2008 compared to the same period of 2007. Non-interest expense increased by $707 thousand and the Bank added an additional $195 thousand to the allowance for loan and lease losses during the six months ended June 30, 2008 compared to the same period of the prior year.

Net interest income as a percent of average earning assets (the net interest margin, or NIM) was down, year-over-year, with the NIM for the first six months of 2008 at 3.85% compared to 4.36% for the same period last year. The reduction in NIM resulted from Bank assets re-pricing more quickly than Bank liabilities in a declining interest rate environment.

The Bank recorded net loan charge-offs of $32 thousand, year-to-date. For the same period in 2007, the Bank recorded net loan charge-offs of $36 thousand. Total non-performing assets (loans on non-accrual, past due 90 days or more and foreclosed property owned) were $2.7 million at June 30, 2008 and $890 thousand at June 30, 2007. As a percentage of total assets, non-performing assets were 0.73% and 0.29% for the six month periods ended June 30, 2008 and 2007, respectively.

Randall L. Fewel, President and CEO of the Company and the Bank, reported that he was pleased with year-to-date growth, particularly in loans. He indicated that the significant year-over-year growth was indicative of the quality of the Bank's lending team. "Over the past 18 months," he noted, "we brought a number of quality lenders on board, which significantly improved our ability to increase loan production within our market areas." Mr. Fewel stated that, in order to allow for continued loan production and the full utilization of the Bank's lending team, the Bank is now considering the establishment of a serviced loan portfolio. Such a portfolio would consist of loans that are originated by the Bank, but where all or a portion of the loans are sold to other financial institutions, with the loans serviced by INB. The Bank has sold and purchased loan participations in the past; going forward, it expects to increase the number of participation sales and to allow its portfolio of purchased participations to decline. Because the Bank receives payment for servicing sold loans, establishment of a significant portfolio of loans sold, over time, is expected to contribute to the Bank's non-interest income.

Mr. Fewel was also pleased that credit quality remains solid through mid-year. Non-accrual loans increased by $1.5 million, year-over-year; however, the entire increase was related to one loan, which the Bank believes has a low probability of loss due to a strong collateral position. The Bank owns one repossessed property and believes that this property can be sold without loss. The Bank's 0.73% ratio of non-performing assets compares favorably to the 1.38% average of its peer group (peer group numbers are as of March 31, 2008).

Mr. Fewel reported that the $444 thousand increase in net interest income for the first six months of 2008 compared to the same period of 2007 resulted from the $87.7 million increase in loan volume year-over-year, offset by a 0.51% reduction in the Bank's net interest margin. "While we anticipated some decline in interest rates," Mr. Fewel stated, "we did not forecast such a steep decline so quickly." The Federal Funds rate has dropped 3.25% over a little more than nine months and, because of the direct relationship between the Federal Funds rate and Prime rate, each time the rate has dropped, it has had a negative effect on the Bank's net interest margin. "Initially, when rates drop," Mr. Fewel continued, "a significant number of our loans re-price to the new, lower, rate. Although deposits will re-price over time, the immediate impact on them is much smaller than it is on loans. Until a large number of deposits, especially maturing certificates of deposit, re-price to the lower rates, the Bank will earn less of an interest rate margin." He noted that the Bank was fortunate that loan balances had increased year-over-year, which helped to counter the effect of the reduction in net interest margin, and indicated that he felt that the worst of the interest rate cuts was over. "Once rates stabilize," he said, "we expect to see a recovery in the net interest margin. The timing and the extent to which the net interest margin improves and contributes to higher income is largely dependent upon future Federal Reserve actions; however, we expect to start seeing margin improvement in 2009."

The $106 thousand increase in non-interest income for the six months of 2008 compared to the same period of 2007 was primarily due to increased account service charges and fees. In addition, several investment securities that had been bought at a discount were called in the second-quarter; the remaining $18 thousand in discounts was taken into income when the securities were called. Offsetting these increases in non-interest income was slightly lower income from mortgage loans originated for sale. A slower real estate market resulted in a $65 thousand drop in income from that source.

The increase in non-interest expense for the six months of 2008 compared to the same period of 2007 was, for the most part, related to employee positions added over the past year and the opening of new branches in Hayden and Spirit Lake, Idaho in November and December, respectively, of 2007. Mr. Fewel indicated that non-interest expense is below budget for the first six months of 2008, but that it is expected to continue to be higher than for the comparable period of the prior year for the same reasons. In addition to the two new Idaho branches, the Bank opened its new branch on Francis Avenue in Spokane on June 2, 2008. The additions and upgrades to branch locations and the addition of personnel at these branches are intended to position the Bank for long-term growth and profitability.

The $195 thousand increase in the allowance for loan losses was occasioned by the significant increase in loan totals. "While charge-offs have been minimal so far this year," Mr. Fewel said, "and credit quality appears to be holding, anytime we increase loan totals we have to increase the reserve for loan losses. With 38.4% loan growth, we had no choice but to increase the provision.

"While net income is down this year compared to last year," Mr. Fewel commented, "nevertheless, the Company continues to be profitable and the Bank remains well-capitalized. The turmoil in the national economy and the crisis in confidence in the banking industry are certainly being felt by all of us," Mr. Fewel said. "However, during times like these, we are particularly glad to be located in the Inland Northwest, where economic downturns tend to be less severe than in many other parts of the country. Furthermore," Mr. Fewel added, "the Bank did not participate in subprime mortgage lending, which is at the root of today's financial crisis nationwide."

Northwest Bancorporation, Inc. is the parent of Inland Northwest Bank ("INB"), a Washington state-chartered bank headquartered in Spokane, Washington. INB operates seven branches in Spokane County, Washington, one branch in Walla Walla, Washington and four branches in Kootenai County, Idaho. INB specializes in meeting the needs of individuals and small to medium-sized businesses, including professional corporations, by providing a full line of commercial, retail, mortgage and private banking products and services. The Company's stock is quoted on the OTC Bulletin Board, http://www.otcbb.com/, and by other financial reporting services, under the trading symbol "NBCT."

Note: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning loan and deposit growth expected during the latter part of the current year, the Company's business strategies, plans and objectives, and their intended results, and similar statements concerning expectations that are not historical facts. The forward-looking statements in this press release are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous risks and uncertainties, including the effects of economic conditions, demand for financial services, competitive conditions in the financial markets, the availability of capital to finance growth, changes in accounting policies; changes in the monetary and fiscal policies of the federal government, changes in laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

CONTACT:  Northwest Bancorporation, Inc.
          Randall L. Fewel, President and CEO
          (509) 456-8888